UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

May 4, 2010

(Date of earliest event reported)

Volcom, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-51382	33-0466919
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1740 Monrovia Avenue, Costa Mesa, California	92627
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 646-2175

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Volcom, Inc. (the “Company”) held its Annual Meeting of Stockholders on May 4, 2010 and there were present in person or by proxy 21,136,245 votes, representing 86.72% of the total outstanding eligible votes. At the Annual Meeting, the Company’s stockholders elected seven directors to the Company’s Board of Directors and ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2010, each as more fully described below.

1. Re-election of Directors

Each of the seven incumbent members of our Board of Directors – Douglas S. Ingram, Anthony M. Palma, Joseph B. Tyson , Carl W. Womack, René R. Woolcott, Richard R. Woolcott and Kevin G. Wulff — was re-elected to serve on the Board until the next annual meeting of stockholders and/or until his or her successor is duly elected and qualified. The following are the voting results for the re-election:

Director Name	For	Withheld	Bkr Non-Vote
Douglas S. Ingram	18,422,170	67,054	2,647,021
Anthony M. Palma	18,421,368	67,856	2,647,021
Joseph B. Tyson	18,425,298	63,926	2,647,021
Carl W. Womack	18,428,407	60,817	2,647,021
René R. Woolcott	18,412,371	76,853	2,647,021
Richard R. Woolcott	18,214,770	274,454	2,647,021
Kevin G. Wulff	18,421,626	67,598	2,647,021

2. Ratification of Appointment of Deloitte & Touche LLP

The stockholders ratified the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2010.

For	Against	Abstain	Bkr Non-Vote
21,114,590	18,774	2,881	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Volcom, Inc.
(Registrant)

Date May 5, 2010	By	/s/ S. HOBY DARLING
S. Hoby Darling Senior Vice President, Strategic Development, General Counsel